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                                                                EXHIBIT NO. 24.0

CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Alphatech, Inc.
Vancouver, BC
CANADA

                      CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our review report dated July 26, 2001, on the financial statements of Alphatech, Inc. as of June 30, 2001 and 2000 for the periods then ended, as well as our audit report dated June 1, 2001, on the financial statements of Alphatech, Inc. as of December 31, 2000 and 1999, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.



Williams & Webster, P.S.
Spokane, Washington

August 28, 2001